LOAN AGREEMENT

dated as of November 14, 2019

among

SPRINGLAKE MHP LLC,
a Georgia limited liability company,
as Borrower

and

SUNTRUST BANK,
as Lender

TABLE OF CONTENTS

Page

Exhibits

LOAN AGREEMENT

LOAN AGREEMENT (this "**Agreement**") is made and entered into as of November 14, 2019, by and between **SPRINGLAKE MHP LLC**, a Georgia limited liability company, (the "**Borrower**"), and **SUNTRUST BANK**, a Georgia banking corporation (the "**Lender**").

WITNESSETH:

WHEREAS, Borrower has acquired or intends to acquire the fee simple interest in the Property (as hereinafter defined).

WHEREAS, Borrower has requested that Lender make a term loan in a principal amount of up to Four Million and No/100 Dollars ($4,000,000.00) to Borrower (the "**Loan**").

WHEREAS, subject to the terms and conditions of this Agreement, Lender is willing to make the Loan to Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower and Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"**Accounts**" shall have the meaning set forth in Section 5.18.

"**Affiliate**" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

"**Anti-Corruption Laws**" shall mean all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

"**Applicable Law**" shall mean all laws, statutes, codes, ordinances, rules, rulings, orders, judgments, decrees, injunctions, arbitral decisions, regulations, authorizations, determinations, directives and any other requirements and/or provisions (including building codes and zoning regulations and ordinances) of all Governmental Authorities, whether now or hereafter in force, which may be or become applicable to Borrower (or Lender, as applicable), the relationship of lender and borrower, the Property, any of the Loan Documents, or any part of any of them (whether or not the same may be valid), and all requirements, obligations and conditions of all instruments of record applicable to the Property on the date hereof.

"**Applicable Interest Rate**" shall have the meaning set forth in Section 2.4.

"**Applicable Margin**" shall mean 2.50% per annum; provided, however, that, after the date hereof, in the event an Affiliate of the Borrower closes a loan provided by or arranged through Lender (i) under the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Housing and Urban Development loan programs, (ii) in an amount of no less than $1,100,000.00 and (iii) such loan closes prior to

December 31, 2019, the Applicable Margin shall be reduced by 50 basis points, commencing on the next Payment Date, for the remainder of the term of the Loan thereafter.

"**Appraisal**" shall have the meaning set forth in Section 3.1(b).

"**Approved Lease**" shall mean (i) all Leases in existence as of the Closing Date, (ii) all Leases approved by Lender pursuant to Exhibit 5.11 and (iii) all Leases that do not require approval by Lender because they satisfy the requirements set forth in Exhibit 5.11.

"**Approved Manager**" shall mean any property manager under a Property Management Agreement, in each case, to the extent reasonably approved in writing by the Lender; provided, that any such party shall hold and maintain all necessary licenses, certifications and permits required by Applicable Law in order to fulfill their obligations under the applicable Property Management Agreement or shall immediately cease to qualify as an "Approved Manager" hereunder.

"**Assignment of Contracts**" shall mean the Assignment of Contracts, Plans and Permits executed by Borrower in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.

"**Bank Product Obligations**" shall mean, collectively, all obligations and other liabilities of Borrower to Lender or any Affiliate of Lender in respect of any of the following services provided to Borrower by Lender or any Affiliate of Lender: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit card (including purchasing card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

"**Base Rate**" shall mean the higher of (i) the per annum rate which Lender publicly announces from time to time to be its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate, as in effect from time to time, *plus* one-half of one percent (0.50%) per annum (any changes in such rates to be effective as of the date of any change in such rate). Lender's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. Lender may make commercial loans or other loans at rates of interest at, above or below Lender's prime lending rate.

"**Beneficial Ownership Certification**" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"**Beneficial Ownership Regulation**" means 31 C.F.R. § 1010.230.

"**Borrower**" shall have the meaning assigned to such term in the introductory paragraph hereof.

"**Business Day**" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by Applicable Law to close and (ii) if such day relates to a determination of the LIBOR Index Rate, any day on which dealings in Dollars are carried on in the London interbank market.

"**Capital Lease Obligations**" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a

combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"**Change in Law**" shall mean (i) the adoption of any Applicable Law after the date of this Agreement, (ii) any change in any Applicable Law, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by Lender (or by Lender's holding company, if applicable), or by Lender's parent corporation, if applicable, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"**Change of Control**" shall mean the occurrence of any of the following events: (i) failure of Manufactured Housing Properties Inc., a Nevada corporation, to own, directly or indirectly, at least fifty-one percent (51%) of the voting interests and beneficial membership or partnership interests in Borrower, or (ii) failure of at least one (1) of Raymond M. Gee, Adam A. Martin or Michael Z. Anise to control the management, and day to day responsibilities, of Borrower.

"**Charges**" shall have the meaning set forth in Section 5.6.

"**Closing Date**" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 9.2.

"**Code**" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"**Collateral**" shall mean the Property, all personalty located at the Property, and all other property of Borrower that purports to be the subject of a Lien to Lender to secure the whole or any part of the Obligations, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to the foregoing.

"**Collateral Assignment of Hedge**" shall mean a collateral assignment of a Hedging Transaction in form and substance mutually satisfactory to Borrower and Lender.

"**Commitment**" shall mean the obligation of Lender to make the Loan on the Closing Date.

"**Commodity Exchange Act**" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

"**Compliance Certificate**" shall mean a certificate executed on behalf of the Borrower by a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit A.

"**Control**" shall mean the power, directly or indirectly, either to (i) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to

exercise voting power, by contract or otherwise. The terms "***Controlling***", "***Controlled by***", and "***under common Control with***" have meanings correlative thereto.

"**Customary Easement**" means a customary easement or right-of-way agreement that does not have an adverse effect on the business, operations, or value of the Property and is entered into by Borrower with any Governmental Authority or utility service provider in the normal course of operations for the Property.

"**Debt Service**" shall mean, for any period of measurement hereunder, the sum of all principal and interest payments that would be due and payable over such period of calculation with respect to the Loan, assuming amortization of the outstanding principal balance of the Loan plus any amounts remaining that may be advanced under the Loan over a thirty (30) year period (regardless of whether such payment is required during such period under the Loan Documents) with a per annum interest rate equal to the greater of (i) five and two-tenths of one percent (5.20%), (ii) two percent (2.00%) above the ask yield of the 10-Year United States Treasury note as of the close of business on the Business Day preceding the date of such calculation, as announced on Bloomberg.com or another reliable source reasonably selected by Lender or (iii) the actual interest rate on the Loan in effect at the date of such calculation.

"**Debt Service Coverage Ratio**" shall mean for such period of computation, the Net Operating Income for that period, divided by Debt Service for such period.

"**Debtor Relief Laws**" shall mean the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

"**Default**" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"**Default Interest**" shall have the meaning set forth in Section 2.4(b).

"**Default Rate**" shall mean the lesser of (a) the interest rate otherwise applicable to the Loan hereunder plus an additional four percent (4%) per annum, or (b) the highest rate of interest that lenders may contract for, charge or receive from borrowers under Applicable Law for the use, forbearance or detention of money.

"**Determination Date**" means November 14, 2020.

"**Distribution**" shall have the meaning set forth in Section 7.8(a).

"**Dollar(s)**" and the sign "***$***" shall mean lawful money of the United States of America.

"**Environmental Indemnification Agreement**" shall mean that certain Environmental Indemnification Agreement dated as of the Closing Date, by Borrower and Guarantor in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.

"**Environmental Laws**" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority and all common laws, relating in any way to human health, the environment, health and safety, preservation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

"**Environmental Liability**" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Borrower directly or indirectly resulting from or based upon (i) any actual or alleged non-compliance with any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"**ERISA**" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

"**ERISA Affiliate**" shall mean any trade or business (whether or not incorporated), which, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"**ERISA Event**" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"**Event of Default**" shall mean any of the events specified in Section 8.1.

"**Excluded Swap Obligation**" shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

"**Excluded Taxes**" shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located

in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (b) any U.S. federal withholding Taxes imposed under FATCA.

"**Exit Fee**" means a fee equal to one and one-half percent (1.50%) of the amount of principal being paid at the time of such payment, acceleration or application.

"**FATCA**" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"**Federal Funds Rate**" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender. For purposes of this Agreement, the Federal Funds Rate shall not be less than zero percent (0%).

"**First Extended Maturity Date**" shall mean May 14, 2022.

"**Flood Insurance Laws**" shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

"**GAAP**" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"**Governmental Authority**" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"**Guarantee**" of or by any Person (the "**guarantor**") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "**primary obligor**") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated

or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"**Guarantor**" shall mean, individually and collectively, any and all present or future endorsers, guarantors, and sureties of the Obligations or any portion thereof. The initial Guarantor shall mean Raymond M. Gee.

"**Guaranty**" shall mean that certain Guaranty Agreement dated as of the Closing Date, by Guarantor in favor of Lender, as the same may be modified, amended, amended and restated or supplemented from time to time.

"**Hazardous Materials**" shall mean all hazardous or toxic substances, materials, mixtures, wastes or other pollutants or contaminants, including without limitation explosive or radioactive substances, petroleum or petroleum distillates, asbestos or asbestos containing materials, lead-based substances, polychlorinated biphenyls, radon gas, mold, mycotoxins and other fungi, infectious or medical wastes and all other substances or wastes of any nature, regulated pursuant to or covered by any Environmental Law.

"**Hedging Obligations**" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

"**Hedging Transaction**" of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any Master Agreement (as defined below) and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any similar agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"**Immaterial Condemnation**" shall have the meaning set forth in Exhibit 5.5.

"**Indebtedness**" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the

type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

"**Indemnified Taxes**" shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"**Indemnitee**" shall have the meaning set forth in Section 9.3(b).

"**Initial Maturity Date**" shall mean November 14, 2021.

"Interest Period" shall mean a period of one (1) month provided that (i) the initial Interest Period may be less than one month, if the initial funding date of the Loan is a day other than the first Business Day of a calendar month and (ii) no Interest Period shall extend beyond the maturity date of the Note.

"Interest Rate Determination Date" shall mean (a) with respect to the first Interest Rate Determination Date, the date on which the Loan is initially funded, and (b) with respect to all subsequent Interest Rate Determination Dates, the first Business Day of each calendar month successive thereafter.

"**IRS**" shall mean the United States Internal Revenue Service.

"**Lease**" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

"**Lender**" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"LIBOR Index Rate" shall mean, with respect to each Interest Period, (i) the rate *per annum* effective on any Interest Rate Determination Date equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by Lender from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the Interest Rate Determination Date, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); *provided*, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate *per annum*, as determined by Lender, to be the arithmetic average of the rates *per annum* at which deposits in U. S. Dollars in an amount equal to the amount

of the Loan are offered by major banks in the London interbank market to Lender at approximately 11:00 A.M. (London time), two (2) Business Days prior to the Interest Rate Determination Date (provided that if such rate is less than zero, such rate shall be deemed to be zero).

"**Lien**" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, or other arrangement having the practical effect of the foregoing or any assignment, deposit arrangement, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"**Loan**" shall have the meaning set forth in the first "Whereas" clause hereto.

"**Loan Charges**" shall have the meaning set forth in Section 9.13.

"**Loan Closing Statement**" shall mean that certain Loan Closing Statement and Disbursement Instructions dated as of the Closing Date, executed by Borrower and Stewart Title Guaranty Company.

"**Loan Documents**" shall mean, collectively, this Agreement, the Note, the Security Instrument, the Guaranty, the Environmental Indemnification Agreement, the Assignment of Contracts, any Subordination of Management Agreement, any Collateral Assignment of Hedge, the Loan Closing Statement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

"**Loan Parties**" shall mean Borrower and the Guarantor.

"**Loan-to-Value Ratio**" shall mean the ratio of (a) the then outstanding principal balance of the Loan, to (b) the "as-is" value of the Property.

"**Master Disbursement Sweep Account**" shall have the meaning set forth in Section 5.18.

"**Material Adverse Effect**" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) with respect to the Property, (i) the value, financial condition, physical condition or operation of the Property, or (ii) the ability of the Borrower to meet its contractual obligations under the Approved Leases, (b) with respect to the Loan Parties, (i) the business, results of operations, financial condition, assets, liabilities or prospects of Borrower or the Guarantor taken as a whole, or (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, or (c) the rights and remedies of Lender under any of the Loan Documents.

"**Maturity Date**" shall mean the earlier of (i) the Stated Maturity Date, or (ii) the date on which the principal amount of the Loan has been declared or automatically has become due and payable (whether by acceleration or otherwise).

"**Maximum Rate**" shall have the meaning set forth in Section 9.13.

"**Mechanic's Liens**" shall have the meaning set forth in Section 5.12.

"**Minimum DSCR**" means 1.10 to 1.00 for the Determination Date.

"**Multiemployer Plan**" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"**Net Operating Income**" shall mean for any period (a) annualized gross revenue from the Property, including, but not limited to, rents, reimbursements and other charges paid on a cash basis from existing Tenants pursuant to Leases then in existence (based on the most recent three (3) calendar month period, but, in any case, excluding any rents that are prepaid during such period), less the greater of (b)(i) estimated stabilized operating expenses as determined by the Appraisal, and (ii) actual operating expenses (based on the most recent twelve (12) calendar month period). For Debt Service Coverage Ratio calculation purposes, (i) calculation of operating expenses shall include (a) an assumed management fee equal to the greater of (1) 4.00% of gross revenues from the Property, or (2) the actual management fee payable under the approved Property Management Agreement, and (b) annual replacement reserves in the amount equal to $50.00 multiplied by the number of pads on the Property, and (ii) the calculation of annualized revenues shall include an assumed vacancy rate equal to the greater of (a) 15.0% percent, (b) market vacancy rate as determined by the Appraisal, or (c) the actual vacancy rate of the Property. The calculation of operating expenses shall exclude depreciation, amortization, income taxes, debt service, partnership expenses and any capitalized or other non-recurring expenses as determined by Lender.

"**Net Worth**" means, at any time, (i) the fair market value of the total assets of a Person (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) determined in accordance with GAAP, minus (ii) the total liabilities of such Person (including, without limitation, such Person's contingent liabilities that have accrued under GAAP, accrued and deferred income taxes, and any reserves against assets) determined in accordance with GAAP; provided, however, in no event shall Net Worth be calculated to include the value of the Property.

"**Note**" shall mean the promissory note or promissory notes made by Borrower in favor of Lender in the aggregate principal amount of the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time with the written consent of Lender.

"**Obligations**" shall mean (a) all amounts owing by Borrower to Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees (including, without limitation, any Exit Fee), expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by Borrower to Lender or any Affiliate of Lender, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

"**OFAC**" shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

"**Off-Balance Sheet Liabilities**" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

"**Operating Account**" shall have the meaning set forth in Section 5.18(a).

"**Other Taxes**" shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"**Patriot Act**" shall have the meaning set forth in Section 9.15.

"**Payment Date**" shall have the meaning set forth in Section 2.4(d).

"**Payment Office**" shall mean the office of Lender located at 303 Peachtree Street, Atlanta, Georgia 30308, or such other location as to which Lender shall have given written notice to Borrower.

"**PBGC**" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

"**Permitted Encumbrances**" shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed as exceptions in Schedule B, or insured over by, the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent or being contested as permitted by and in accordance with the terms of the Loan Documents, (d) Approved Leases, (e) mechanics' and materialmen's liens and similar claims being contested in accordance with the terms of the Loan Documents, (f) Customary Easements, and (g) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

"**Permitted Indebtedness**" shall have the meaning set forth in Section 7.2.

"**Permitted Transfer**" shall mean, absent an Event of Default:

(a) any Transfer, directly as a result of the death of a natural person, of stock, membership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto;

(b) a Transfer by an individual of any direct or indirect interest in Borrower in connection with the estate planning by such individual to a family trust of which the transferring individual is the sole trustee and of which the transferring individual has effective control;

(c) Transfers of direct or indirect ownership interests in the Borrower to a Person that is wholly owned by the transferor; and

(d) Transfers of direct or indirect ownership interests in the Borrower resulting solely from the sale, transfer or issuance of shares of common stock in a Person that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange.

so long as after giving effect to any and all such Transfers, (i) there is not a Change of Control, and (ii) Borrower is able to remake (and shall be deemed to have remade) the representations and warranties set forth in Section 4.18 and Section 4.19 hereof. Borrower shall give Lender written notice of any Permitted Transfer promptly following the occurrence thereof and shall, upon Lender's written request, furnish to Lender such reasonably available information as Lender may request in order for Lender to conduct due diligence, satisfactory to Lender, regarding the foregoing.

"**Person**" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"**Plan**" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"**Principal**" shall have the meaning set forth in Section 5.17.

"**Proceeding**" shall mean any case, proceeding or other action under any existing or future Debtor Relief Laws.

"**Property**" shall mean those certain parcels of real property having addresses of 104 S. Cambridge Drive and 918 Collins Avenue in Houston County, Georgia, identified as Parcel Numbers 0C0180 003000 and 000720 005000, and commonly referred to as Spring Lake I, II, and III, and all related facilities, amenities, fixtures, and personal property owned by Borrower, as further described in the Security Instrument, and any other buildings or improvements now or hereafter located or erected thereon.

"**Property Condition Report**" shall mean that certain Property Condition Report, dated as of October 1, 2019, provided by EMG and approved by Lender.

"**Property Management Agreement**" shall mean the written agreement between Borrower and the Property Manager for the management of the Property, which Property Management Agreement shall be subject to Lender's prior written approval.

"**Property Manager**" shall mean the party from time to time acting as the property manager pursuant to the terms of the then-applicable Property Management Agreement; provided that such party shall, at all times, be an Approved Manager.

"**Regulation D**" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"**Related Parties**" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"**Release**" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

"**Required Equity**" shall have the meaning set forth in Section 3.3(s).

"**Responsible Officer**" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Borrower or such other representative of Borrower as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to financial covenants only, the chief financial officer or the treasurer of Borrower.

"**Sanctioned Country**" shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

"**Sanctioned Person**" shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"**Sanctions**" shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

"**Screen Rate**" shall mean the rate specified in clause (i) of the definition of LIBOR Index Rate.

"**Second Extended Maturity Date**" shall mean November 14, 2022.

"**Security Instrument**" shall mean that certain Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing dated of even date herewith, executed by Borrower in favor of Lender, covering and creating a first-priority Lien on the Property, as the same may have been or may be modified, amended, amended and restated, replaced or supplemented from time to time.

"**Stated Maturity Date**" shall mean the Initial Maturity Date, the First Extended Maturity Date and the Second Extended Maturity Date, as in effect at the time in question; provided, that the First Extended Maturity Date and the Second Extended Maturity Date shall not be deemed to be "in effect" until such time as all conditions precedent to the extension have been fully satisfied.

"**Stop Notice**" shall have the meaning set forth in Section 5.12.

"**Subordination of Management Agreement**" shall mean an Assignment and Subordination of Management Agreement in form and substance acceptable to Lender that is executed by Borrower, the applicable Property Manager, and Lender, in each case, as the same may be modified, amended, amended and restated, supplemented or replaced from time to time.

"**Subsidiary**" shall mean, with respect to any Person (the "***parent***"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of Borrower.

"**Swap Obligation**" shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"**Taxes**" shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"**Tenant**" shall mean any Person occupying all or any portion of any space in the Property pursuant to a Lease.

"**Title Insurance Policy**" shall mean a mortgagee title insurance policy issued in the maximum principal amount of the Loan, in such form as is acceptable to Lender in its sole discretion, covering the fee estate in the Property, with such reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Security Instrument is a first-priority Lien on the Property.

"**Transfer**" shall have the meaning set forth in Section 7.1.

"**Unencumbered Liquid Assets**" shall mean the following assets (excluding assets of any retirement plan) which (i) are not the subject of any Lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of Guarantor (with no other persons or entities having ownership rights therein); and (iii) may be converted to cash within five (5) days:

(a) Cash or cash equivalents (i.e., bank deposits, funds in money market accounts and certificates of deposit) held in the United States and denominated in United States dollars;

(b) United States Treasury or other governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Publicly traded securities; and

(d) Mutual funds quoted in *The Wall Street Journal* (as long as *The Wall Street Journal* continues to publish quotes for mutual funds) which invest primarily in the assets described in (a) - (c) above.

"**Withdrawal Liability**" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2. Accounting Terms and Determination Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the independent public accountants of the Person for whom the financial statements are prepared) with the most recent audited consolidated financial statement of the Person for whom the financial statements are delivered pursuant to Section 4.4; provided, that if Borrower notifies Lender that Borrower wishes to amend any financial covenant hereunder to eliminate the effect of any change in GAAP on the operation of such financial covenant (or if Lender notifies Borrower that it wishes to amend a financial covenant for such purpose), then the compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.

Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date

to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of Lender's principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.1. Commitment.

(a) Subject to the terms and conditions set forth herein, Lender agrees to make the Loan to Borrower on the Closing Date; provided that, if for any reason the full amount of the Loan is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled. The Loan shall bear interest at the rate provided in Section 2.4. The execution and delivery of this Agreement by Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute Borrower's request to borrow the Loan on the Closing Date. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

(b) Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of Borrower to Lender resulting from the advance of the Loan by Lender, including the amounts of principal and interest payable thereon and paid to Lender from time to time under this Agreement. The entries made in such record shall be *prima facie* evidence of the existence and amounts of the obligations of Borrower therein recorded; provided that the failure or delay of Lender in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of Borrower to repay the Loan (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

(c) Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by the Note. Lender has no intention of making advances under the Loan in excess of the aggregate face amount of the Note. Borrower acknowledges and agrees, however, that, if, for any reason, the outstanding principal balance of the Loan outstanding from time to time exceeds the face amount of the Note, the excess shall bear interest at the Default Rate, shall be payable, with accrued interest, ON DEMAND and shall be secured by all of the collateral described in the Security Instrument and all other Collateral for the Loan.

Section 2.2. Repayment of Loan; Extension Option.

(a) Borrower unconditionally promises to pay to Lender the aggregate outstanding principal amount of the Loan on the Maturity Date, together with any Exit Fee due and payable pursuant to Section 2.3(c). In addition to the foregoing, to the extent Borrower exercises any extension option set forth in Section 3.2(b) below, the Borrower, shall, as of each Payment Date occurring during any such extension term, make principal payments against the outstanding balance of the Loan in a monthly amount equal to the principal payment amount required to amortize the principal balance of the Loan on a straight-line basis as of

the Initial Maturity Date over a 25-year period at an interest rate of 6.0%, as reasonably determined by Lender based on a 360-day year.

(b) Borrower shall have two (2) options to extend the Stated Maturity Date of the Loan. The first option shall extend the Initial Maturity Date to the First Extended Maturity Date (such extension period is referred to herein as the "**First Extension Term**"). The second option shall extend the First Extended Maturity Date to the Second Extended Maturity Date (such extension period is referred to herein as the "**Second Extension Term**"). Borrower's option to extend the Stated Maturity Date shall be subject to the following conditions being satisfied by Borrower at its sole expense to the reasonable satisfaction of Lender:

(i) Borrower shall have given Lender written notice of its intention to extend the Loan, which notice shall be given no earlier than ninety (90) days prior to the Stated Maturity Date, and no later than thirty (30) days prior to the Stated Maturity Date of the Loan.

(ii) No Default or Event of Default shall have occurred and be continuing.

(iii) Borrower shall have paid to Lender, on or before the effective date of the extension, an extension fee in an amount equal to 0.25% of the then outstanding principal balance of the Loan.

(iv) At the time the notice required by Section 2.2(b)(i) above is given, the Borrower shall have furnished Lender with a Compliance Certificate, containing calculations in reasonable detail evidencing that the Debt Service Coverage Ratio as of the date of such notice (based on the financial information most-recently provided by Borrower to Lender pursuant to Section 6.1 hereof) is not less than 1.40 to 1.00.

(v) At the time the notice required by Section 2.2(b)(i), the Loan-to-Value Ratio of the Property shall be no greater than sixty-five percent (65%), as determined by an updated appraisal of the Property in form and substance and from any appraiser acceptable to Lender and (except as otherwise agreed to by Lender) delivered as of a date not more than ninety (90) days prior to the applicable Stated Maturity Date.

(vi) Except for changes disclosed to Lender in writing and approved in writing by Lender in its sole discretion, the representations and warranties made in ARTICLE IV (Representations and Warranties) shall be true and correct in all material respects on and as of the date of Borrower's notice to Lender pursuant to clause (a) above and on and as of the effective date of the extension, with the same effect as if made on such dates.

(vii) There shall have been no Material Adverse Effect.

(viii) All regulatory requirements applicable to Lender in connection with such extension shall have been satisfied.

(ix) Borrower shall have executed such supplemental documentation as Lender may reasonably require in order to evidence extension of the Stated Maturity Date and to preserve the security of Lender pursuant to the Loan Documents and shall have paid all costs and expenses incurred in connection therewith, including Lender's reasonable attorneys' fees.

Section 2.3. Prepayments.

(a) *Optional Prepayments.* Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, without premium or penalty (except as provided in Section 2.3(c) below), by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) of its intention to prepay to Lender no later than three (3) Business Days prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of the Loan or portion thereof to be prepaid. Such amount shall be due and payable on the date designated in such notice, together with the Exit Fee due pursuant to Section 2.3(c) and accrued interest to such date on the amount so prepaid in accordance with Section 2.4(a); provided that if all or any portion of the Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, Borrower shall also pay all amounts required pursuant to Section 2.13. Each prepayment of the Loan shall be applied to principal installments in inverse order of maturity.

(b) *Mandatory Prepayments.* On the earlier of (x) the date Lender elects to require prepayment of all or a portion of the Loan in accordance with Exhibit 5.5, Section 2 or 3 hereof and (y) the next occurring Payment Date following the date on which Borrower actually receives any insurance proceeds or condemnation awards, if and to the extent Lender is not obligated hereunder to make such proceeds or awards available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Loan in an amount equal to one hundred percent (100%) of such proceeds or awards. Such prepayment shall be applied, first, to interest on the outstanding principal balance of the Loan that would have accrued at the Applicable Interest Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and then to all other amounts then due to Lender under this Agreement or any of the other Loan Documents (including, without limitation, any Exit Fee) and then to the outstanding principal balance of the Loan.

(c) *Exit Fee.* Except as provided in this Section 2.3(c), in connection with any voluntary, involuntary or mandatory payment or prepayment of all or any part of the principal of the Loan (including, without limitation, payment in full on the Maturity Date), Borrower shall pay to Lender the Exit Fee at the time of such payment or prepayment. Notwithstanding the foregoing, no Exit Fee shall be due and payable (i) upon the Lender's application of the proceeds of a casualty or condemnation to the unpaid principal balance of the Loan as permitted pursuant to the terms of the Loan Documents or (ii) with respect to any payment or prepayment made in connection with a refinance loan issued under the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or Housing and Urban Development loan programs and provided by or arranged through Lender. Borrower hereby acknowledges and agrees that neither Lender nor any of its Affiliates have guaranteed, represented or warranted that it will provide any such refinance loan or agency loans.

Section 2.4. Interest on Loan.

(a) Subject to Section 2.7 and Section 2.8 below, Borrower shall pay interest on the Loan: (i) at the LIBOR Index Rate in effect for the applicable Interest Period plus the Applicable Margin in effect from time to time or (ii) from and after implementation of the Replacement Rate pursuant to Section 2.7(b), at the Replacement Rate in effect for the applicable Interest Period plus the Applicable Margin in effect from time to time (the "**Applicable Interest Rate**").

(b) While an Event of Default exists or after acceleration, at the option of Lender, Borrower shall pay interest ("**Default Interest**") on the Loan at the Default Rate.

(c) In the event that any payment due under the terms hereunder is not received by Lender within ten (10) days of the date such payment is due (inclusive of the date when due), Borrower shall pay to

Lender a late charge equal to five percent (5%) of such payment. Such fee shall be payable on the earlier of (i) the date of demand by Lender and (ii) the date that Borrower makes the late payment.

(d) Interest on the outstanding principal balance of the Loan shall accrue from and including the Closing Date to but excluding the date of any repayment thereof. Interest shall be payable in arrears on the fifth (5th) day of each calendar month (each a "**Payment Date**"), commencing on December 5, 2019, and continuing on the Payment Date of each calendar month thereafter, and on the Maturity Date (as may be extended). All Default Interest shall be payable on demand

(e) Lender shall determine the interest rate applicable to the Loan hereunder and shall promptly notify Borrower of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.5. **Fees**. Borrower shall pay to Lender for its own account fees in the amounts and at the times previously agreed upon in writing by Lender and Borrower. Borrower shall pay on the Closing Date to Lender a Loan commitment fee in the amount of one percent (1.00%) of the maximum principal amount of the Loan (a $40,000.00 fee).

Section 2.6. **Computation of Interest and Fees**. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.7. **Inability to Determine Interest Rates**.

(a) If at any time, Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that (i) by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the LIBOR Index Rate, (including, without limitation, because the Screen Rate is not available or published on a current basis) and such circumstances are likely to be temporary, or (ii) the LIBOR Index Rate does not adequately and fairly reflect the cost to Lender of making, funding or maintaining the Loan, then Lender shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to Borrower as soon as practicable thereafter. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, the Loan shall be converted to a Loan bearing interest at the Base Rate.

(b) Notwithstanding the foregoing clause (a), if at any time Lender determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the administrator of the Screen Rate, the applicable supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over Lender has made a public statement that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, then Lender may establish as a substitute for the LIBOR Index Rate an interest rate based on an alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (such alternative reference rate, the "**Alternative Index**") giving due consideration to then prevailing market conventions, including without limitation, by making adjustments ("**Adjustments**") to the Alternative Index so that the interest rate based on the Alternative Index will be substantially equivalent to the LIBOR Index Rate, as well as adjustments to the business day convention, interest rate determination dates and related

provisions and definitions (the Alternative Index, as adjusted by the Adjustments, referred to as the "**Replacement Rate**".) Lender and Borrower shall endeavor to enter into an amendment to this Agreement to reflect the Replacement Rate. Until such an amendment has been executed, (y) in the case of the circumstances described in clause (i) of the first sentence of this Section 2.7(b), the Loan shall bear interest at the Base Rate as provided in Section 2.7(a), and (z) in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.7(b), while the Screen Rate for such Interest Period continues to be published at such time on a current basis, the Loan shall continue to bear interest at the LIBOR Index Rate plus the Applicable Margin. If at any time the Replacement Rate is less than zero percent (0%), the Replacement Rate will be deemed to be zero percent (0%) for purposes of this Agreement. Absent manifest error, Lender's determination of the Replacement Rate for an interest rate period will be binding and conclusive on the parties.

(c) If at any time subsequent to implementation of the Replacement Rate, Lender shall have determined (which determination shall be conclusive and binding upon Borrower) that adequate means do not exist for ascertaining the Replacement Rate, then Lender shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to Borrower as soon as practicable thereafter. Until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, the Loan shall be converted to a Loan bearing interest at the Base Rate.

Section 2.8. **Illegality.** If any Change in Law shall make it unlawful or impossible for Lender to make, maintain or fund the Loan at the Applicable Interest Rate, Lender shall promptly give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to fund or maintain the Loan at the Applicable Interest Rate shall be suspended, and the Loan shall be converted to a Loan bearing interest at the Base Rate, either (i) on the last day of the then current Interest Period if Lender may lawfully continue to maintain the Loan at the Applicable Interest Rate to such date, or (ii) immediately if Lender shall determine that it may not lawfully continue to maintain the Loan at the Applicable Interest Rate to such date.

Section 2.9. **Increased Costs.**

(a) If any Change in Law shall impose, modify or deem applicable:

(i) any reserve, special deposit or similar requirement that is not otherwise included in the determination of the LIBOR Index Rate or the Replacement Rate hereunder against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in the LIBOR Index Rate or the Replacement Rate); or

(ii) on Lender or the eurodollar interbank market any other condition affecting this Agreement or the Loan;

and the result of the foregoing is to increase the cost to Lender of making, converting into, continuing or maintaining the Loan or to reduce the amount received or receivable by Lender hereunder (whether of principal, interest or any other amount), then Borrower shall promptly pay, upon written notice from and demand by Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate Lender for such additional costs incurred or reduction suffered.

(b) If Lender shall have, in good faith, determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which Lender or Lender's parent corporation

could have achieved but for such Change in Law (taking into consideration Lender's policies or the policies of Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by Borrower of written demand by Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender or Lender's parent corporation for any such reduction suffered.

(c) A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its parent corporation, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive, absent manifest error. Borrower shall pay Lender such amount or amounts within 10 days after receipt thereof.

(d) Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender's right to demand such compensation;

Section 2.10. Payments Generally.

Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Sections 2.9 , 2.11 or 2.13, or otherwise) prior to 12:00 noon (EST), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Lender at its Payment Office. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

Section 2.11. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by Borrower. Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.11, Borrower or other Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) Survival. Each party's obligations under this Section 2.11 shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.12. Hedging Transactions. Borrower may enter into a Hedging Transaction in connection with the Loan. In the event that Lender or an Affiliate of Lender provides a Hedging Transaction to Borrower, (i) the incremental exposure to Lender or such Affiliate shall be secured by the Collateral on a pro rata and pari passu basis with the Loan and (ii) in connection with any prepayment of the Loan, Borrower shall terminate, at Borrower's cost, the required portion of the Hedging Obligations. In the event that Borrower enters into any Hedging Transaction, Borrower shall cause a Collateral Assignment of Hedge to be duly executed by the applicable parties thereto. Nothing herein constitutes an offer or recommendation to enter into any "swap" or trading strategy involving a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after Lender has received appropriate documentation from Borrower regarding whether Borrower is qualified to enter into a swap under Applicable Law.

Section 2.13. Funding Indemnity. In the event of any (a) payment of any principal of any portion of the Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (b) the failure by Borrower to borrow or prepay any portion of the Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked) then, in any such event, Borrower shall compensate Lender, within five (5) Business Days after written demand from Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such portion of the Loan if such event had not occurred at the LIBOR Index Rate or the Replacement Rate applicable to the Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow for the period that would have been the Interest Period for such portion of the Loan) over (B) the amount of interest that would accrue on the principal amount of such portion of the Loan for the same period if the LIBOR Index Rate or the Replacement Rate, as applicable, were set on the date such portion of the Loan was prepaid or the date on which Borrower failed to borrow such portion of the Loan. A certificate as to any additional amount payable under this Section 2.13 submitted to Borrower by Lender shall be conclusive, absent manifest error.

Section 2.14. Intentionally Omitted.

ARTICLE III

LOAN CLOSING AND DISBURSEMENTS

Section 3.1. Conditions to Loan Closing. The obligation of Lender to close the Loan shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

(a) Lender shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-

pocket expenses of Lender (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrower hereunder, under any other Loan Document and under any other agreement with Lender.

(b) Lender (or its counsel) shall have received the following, each to be in form and substance satisfactory to Lender:

(i) a counterpart of each of the Loan Documents signed by or on behalf of the parties thereto;

(ii) a certificate of the manager, managing member or general partner of each Loan Party, and the members of Borrower to the extent requested by Lender, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its boards of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(iii) certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, and the members of Borrower to the extent requested by Lender, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party or the applicable member of Borrower and each other jurisdiction where such party is required to be qualified to do business as a foreign corporation;

(iv) a favorable written opinion of counsel to the Loan Parties, addressed to Lender, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

(v) a certificate, dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of the Loan, (x) no Default or Event of Default exists, (y) all representations and warranties of Borrower set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vi) intentionally omitted;

(vii) the Title Insurance Policy or an unconditional commitment to issue the Title Insurance Policy;

(viii) current "as-built" survey of the Property, dated or updated to a date not earlier than thirty (30) days prior to the Closing Date, certified to Lender and the title insurer, prepared by a surveyor licensed in the State of Georgia acceptable to Lender and the issuer of the mortgagee title insurance policy, and conforming to Lender's current standard survey requirements;

(ix) appropriate information on the past and present environmental, health and safety conditions at the Property, including without limitation a Phase I environmental site

assessment report for the Property that (x) complies with the most recent ASTM 1527 standard, and (y) is prepared by an environmental consultant acceptable to Lender, and any further environmental assessment, testing, analysis, or reporting deemed necessary or desirable by Lender and showing results satisfactory to Lender. Lender may, based on site conditions, require appropriate documentation from an appropriate Governmental Authority on the current status and future activities and actions concerning environmental conditions at the Property;

(x) a current engineering report or property condition report with respect to the Property, covering, among other matters, inspection of heating ventilation, air conditioning and any other base building systems, roof and structural details and showing no failure of compliance with building plans and specifications, Applicable Laws (including requirements of the Americans with Disabilities Act, as amended) and fire safety and health standards;

(xi) an appraisal of the Property performed by an M.A.I. appraiser acceptable to Lender (an "**Appraisal**") which indicates a minimum fee value "as stabilized" of $6,000,000.00;

(xii) an update to existing zoning letter or zoning report, dated not more than (30) days prior to the Closing Date, certified to Lender;

(xiii) copies of property and liability insurance policies maintained by Borrower, conforming to the requirements of Exhibit 5.5 hereof and otherwise in form and detail acceptable to Lender, in each case naming Lender as loss payee or additional insured, as the case may be, together with a lender's loss payable endorsement in form and substance satisfactory to Lender;

(xiv) flood hazard certification with respect to the Property, and, if applicable, evidence of flood insurance coverage conforming to the requirements of Exhibit 5.5 hereof, along with an executed Certificate of Flood Insurance Compliance in the form attached hereto as Exhibit 3.1.

(xv) a current rent roll of the Property, certified by Borrower, which rent roll shall include the following information, as applicable: (a) Tenant names; (b) unit/suite numbers; (c) intentionally omitted; (d) rental rate; (e) Lease expiration; (f) intentionally omitted; (g) intentionally omitted; (h) security deposit; and (i) intentionally omitted. In addition, Borrower shall provide Lender with access to copies of all Leases at the Property;

(xvi) copy of the most recent tax bill for the Property;

(xvii) copies of service contracts;

(xviii) copies of existing certificates of occupancy for the Property, if in Borrower's possession;

(xix) a copy of the Management Agreement for the Property, certified by Borrower as being true, correct and complete; and

(xx) At least five (5) days prior to the date of this Agreement, Lender shall have received all documentation and other information required by bank regulatory authorities or reasonably requested by Lender under or in respect of applicable "know your customer" and

anti-money laundering legal requirements including the Patriot Act and, if Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower.

Section 3.2. **Delivery of Documents**. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article shall be delivered to Lender and shall be in form and substance satisfactory in all respects to Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

Section 4.1. **Existence; Power**. Borrower (i) is duly organized, validly existing and in good standing as a limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required.

Section 4.2. **Organizational Power; Authorization**. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, member, action. This Agreement has been duly executed and delivered by Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 4.3. **Governmental Approvals; No Conflicts**. The execution, delivery and performance by Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Applicable Law or the charter, by-laws or other organizational documents of Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by Borrower and (d) will not result in the creation or imposition of any Lien on any asset of Borrower, except Liens (if any) created under the Loan Documents.

Section 4.4. **Financial Information**. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor and the Property: (i) were true, complete and correct in all material respects when delivered, and remain true and correct in all material respects as of the Closing Date, (ii) accurately represent the financial condition of Guarantor and the Property as of the date of such reports, and (iii) have been prepared in accordance with standard accounting methods acceptable to Lender in its reasonable discretion, consistently applied. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower, except as referred to or reflected in said financial statements covering the relevant period. Guarantor has no contingent liabilities,

liabilities for taxes or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Guarantor, except as referred to or reflected in said financial statements covering the relevant period.

Section 4.5. **Litigation**. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Borrower, threatened against or affecting Borrower (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document. Borrower is not contemplating either the filing of a petition by it under any Debtor Relief Law or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

Section 4.6. **Compliance with Laws and Agreements**. Borrower and the Property are in compliance with (a) all Applicable Laws, judgments, decrees and orders of any Governmental Authority, including without limitation all Environmental Laws, in all material respects, and (b) all indentures, agreements, Leases, or other instruments binding upon it or them, except, in the case of this clause (b), where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All approvals under Applicable Laws have been obtained and are valid and in full force and effect. Except as expressly disclosed to Lender in connection with the closing of the Loan, none of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and, in any case, there exist no vertical improvements that are collateral for the Obligations that are located in any area having special flood hazards.

Section 4.7. **Investment Company Act, Etc**. Borrower is not (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

Section 4.8. **Taxes.** Borrower has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Borrower in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9. **Defaults.** Borrower represents and warrants that no Default or Event of Default has occurred and is continuing.

Section 4.10. **Margin Regulations**. None of the proceeds of the Loan will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock".

Section 4.11. **ERISA**. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial

Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 4.12. Disclosure.

(a) To Borrower's knowledge, no statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Material Adverse Effect, as far as Borrower can reasonably foresee.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 4.13. Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Borrower, or, to Borrower's knowledge, threatened against or affecting Borrower, and no significant unfair labor practice, charges or grievances are pending against Borrower, or to Borrower's knowledge, threatened against it before any Governmental Authority. All payments due from Borrower pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Borrower, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14. No Subsidiaries. Borrower does not have any Subsidiaries.

Section 4.15. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loan under this Agreement, Borrower will not then, and Borrower does not intend, to be "insolvent", within the meaning of such term as defined in Section 101 of the United States Code, as amended from time to time, to be unable to pay its debts generally as such debts become due, or have unreasonably small capital to engage in any business or transaction, whether current or contemplated.

Section 4.16. Single Purpose Entity. Until the Obligations have been paid in full, Borrower hereby represents, warrants and covenants that Borrower is, shall be and shall continue to be a single purpose entity as described in Section 5.17 hereof. If Borrower consists of more than one Person, each such Person shall be a single purpose entity.

Section 4.17. Other Agreements. Borrower is not a party to any agreement or instrument or subject to any court order, injunction, permit or restriction which might reasonably be expected to have a Material Adverse Effect on the Property or the business, properties, assets, operations or condition (financial or otherwise) of Borrower. Borrower is not in violation of any agreement, which violation would have a Material Adverse Effect on the Property, Borrower, or Borrower's business, properties, assets, operations or condition (financial or otherwise).

Section 4.18. OFAC. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Loan Parties, their Subsidiaries and Affiliates and their respective directors, officers and employees and to the knowledge of the Loan Parties, their agents, are in compliance with Anti-Corruption Laws and applicable

Sanctions. None of (a) the Loan Parties, any Subsidiary or Affiliate thereof or any of their respective directors, officers or employees, or (b) to the knowledge of the Loan Parties, any agent of the Loan Parties or any Subsidiary or Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.19. Patriot Act. Neither any Loan Party nor any of its Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of Executive Order 13224 of the President of the United States or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 4.20. Brokerage. Borrower has not dealt with any brokers or "finders" in connection with the Loan and no brokerage or "finders" fees or commissions are payable by or to any Person, in connection with the Loan.

Section 4.21. Leases. Borrower represents and warrants to Lender with respect to Leases that: (1) the rent roll delivered to Lender is true, correct and complete, and the Leases are valid and in full force and effect; (2) the Leases (including any and all amendments thereto) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true, correct and complete; (4) neither the landlord nor, to Borrower's knowledge, any Tenant is in default under any of the Leases (except for any delinquent rents set forth in the rent roll); (5) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (7) no Tenant or other party has any right or option to purchase all or any portion of the Property; (8) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; and (9) no Tenant has prepaid more than 60-days' rent in advance (unless paid to the previous owner prior to the Closing Date as set forth in the rent roll).

Section 4.22. Property Specific Representations.

(a) *Title*. Borrower has good, marketable, insurable and indefeasible fee simple title to the Property, subject to no liens or other encumbrances except Permitted Encumbrances, and there are no defaults by Borrower under any of the Permitted Encumbrances, which violation might reasonably be expected to have a Material Adverse Effect on the Property, Borrower or Borrower's business, properties, assets, operations or condition (financial or otherwise).

(b) *Separate Tax Parcel; Special Assessments*. The Property is comprised of one (1) or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(c) *Transfer and Mortgage Taxes*. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under Applicable Law in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under Applicable Law in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of

the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith.

(d) *Purchase Options*. There are no outstanding options to purchase, rights of first refusal to purchase or rights of first offer to purchase affecting any part of the Property.

(e) *Zoning*. Except as may be set forth in any zoning report delivered to Lender in connection with the closing of the Loan, the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Property, and no special use permits are required for the current or anticipated use of the Property that have not been obtained.

(f) *Easement Rights*. Borrower has been granted all easements appropriate for the use and operation of the Property, and any mortgage liens now or hereafter affecting any land burdened by such easements are subordinate to such easements.

(g) *Utilities; Access*. All utility and municipal services necessary for the use and occupancy of the Property are available and have sufficient capacity to operate the Property for their intended purposes, including water supply, storm and sanitary sewer facilities, electricity and telephone facilities. All impact, connection or other requisite fees for such services have been paid. The Property has direct physical access to and from at least one public road.

(h) *Other Liens*. Borrower represents and warrants that except as otherwise provided in the Loan Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on the Property.

Section 4.23. Affirmation of Representations and Warranties. Each Draw Request and the receipt of the funds requested thereby, shall constitute an affirmation that the foregoing representations and warranties of Borrower are true and correct as of the date thereof.

ARTICLE V

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:

Section 5.1. Notices of Material Events. Borrower will furnish to Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting Borrower which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any event or any other development by which Borrower (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives written notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of any ERISA Event that could reasonably be expected to result in liability of Borrower;

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(f) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.2. Existence; Conduct of Business. Borrower will do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted.

Section 5.3. Compliance with Laws, Etc. Borrower will comply in all material respects with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and the Property. The Loan Parties will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.4. Payment of Obligations. Borrower will pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5. Insurance, Casualty and Condemnation.

(a) Borrower shall maintain insurance in accordance with the requirements of Exhibit 5.5 and shall comply with the terms and conditions of Exhibit 5.5 with respect to casualty and condemnation and the other matters addressed therein.

(b) Borrower will take all actions required under the Flood Insurance Laws and/or requested by Lender to assist in ensuring that Lender is in compliance with the Flood Insurance Laws applicable to the Collateral, including providing Lender with the address of all improvements and other structures on the Property, and, to the extent required, obtaining flood insurance for such improvements, property, structures and contents (or applicable portion thereof) prior to such assets becoming Collateral (if applicable at such time), and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Insurance Laws.

Section 5.6. Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any and all Taxes that may become a Lien upon the Property or become payable during the term of the Loan ("**Charges**"), and will promptly furnish Lender with evidence of such payment. Borrower shall not suffer or permit the joint assessment of the Property with any other real property constituting a separate tax lot or with any other real or personal property. Provided, however, that Borrower may contest the validity of such Charges so long as (i) Borrower notifies

Lender that it intends to contest such claim or demand, (ii) Borrower provides Lender with an indemnity, bond or other security (including any reserve account established by Borrower) reasonably satisfactory to Lender (including an endorsement to the Title Insurance Policy insuring against such Charge) or otherwise in accordance with Applicable Laws against such Charge, including interest and penalties, (iii) Borrower shall promptly upon final determination thereof pay the amount of any such Charge, together with all costs, interest and penalties which may be payable in connection therewith, (iv) such proceeding shall suspend the collection of such contested Charge from the Property, and (v) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of (1) the Maturity Date, or (2) the date on which the Property is scheduled to be sold for non-payment.

Section 5.7. **Taxes on Security**. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Property for the purpose of taxation, (2) affecting any Lien on the Property, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be due and payable on a date not less than one hundred twenty (120) days after the delivery of notice thereof to Borrower.

Section 5.8. **Books and Records**. Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the financial statements of Borrower as required by this Agreement.

Section 5.9. **Visitation and Inspection.** Borrower will permit any representative of Lender to visit and inspect the Property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times, but not to exceed four (4) times in any twelve (12) month period and after not less than seventy-two (72) hours prior notice to Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 5.10. **Maintenance of Property**. Borrower will observe and comply in all material respects with all Applicable Laws applicable to the ownership, use and operation of the Property. Borrower shall maintain the Property in good condition as a mobile home community and promptly repair any damage or casualty thereto. Borrower shall permit Lender and its representatives and employees, upon reasonable prior notice to Borrower, to enter upon and inspect the Property and conduct such environmental and engineering studies as Lender may require; provided, that such inspections and studies do not materially interfere with the use and operation of the Property or the rights of Tenants. Except during the occurrence and continuance of an Event of Default, invasive testing shall require the reasonable approval of Borrower.

Section 5.11. **Leasing Requirements.** Borrower shall comply with the terms and conditions of Exhibit 5.11 with respect to the matters described therein.

Section 5.12. **Mechanic's Liens and Stop Notices**. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a mechanic's or materialman's or similar Lien and/or notice of pendency of action (each, a "**Mechanic's Lien**")

being filed or recorded against Property or the assertion of a stop notice or similar claim ("**Stop Notice**") against Loan proceeds, and shall defend, indemnify and hold Lender harmless from all Mechanic's Liens and Stop Notices. If any Mechanic's Liens are filed, recorded or otherwise asserted against any portion of the Property, or if any such Stop Notices are asserted against Loan proceeds, Borrower shall, within twenty (20) days of written demand, discharge or cause to be discharged such Mechanic's Lien and/or Stop Notice, and shall promptly obtain the dismissal of any proceedings for the enforcement thereof. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, Borrower may contest in good faith the validity of any Mechanic's Lien or Stop Notice so long as (1) Borrower notifies Lender that it intends to contest such Mechanic's Lien or Stop Notice, (2) Borrower provides Lender with either (i) an endorsement to the Title Insurance Policy (insuring against such Mechanic's Lien and/or Stop Notice), (ii) a release bond or (iii) other security, in each case in such form and amount as are reasonably satisfactory to Lender, including Lender's estimate of interest, penalties and attorneys' fees, (3) such proceeding shall suspend the collection of such contested claim from the Property, (4) Borrower is diligently contesting the same by appropriate legal proceedings in good faith, at its own expense, and on its own behalf and on behalf of Lender and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Property is scheduled to be sold for non-payment, and (5) Borrower timely pays any award, judgment or settlement in favor of such Mechanic's Lien or Stop Notice claimant.

Section 5.13. **Appraisal**. Lender may from time to time obtain a new or updated Appraisal prepared in accordance with its instructions from a third-party appraiser satisfactory to it and engaged by it. Borrower shall only be obligated to reimburse the Lender the cost of such a new or updated Appraisal once in any twenty-four (24) month period, unless an Event of Default has occurred and is continuing, in which case Borrower shall reimburse the Lender the cost of any and all new and updated Appraisals obtained by Lender. Lender shall provide a copy of any new or updated Appraisal to Borrower only if Borrower covered the cost of such new or updated Appraisal.

Section 5.14. **Representations and Warranties**. Borrower will cause all representations and warranties to remain true and correct at all times while any portion of the Loan remains outstanding.

Section 5.15. **Estoppel Certificates**. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request. Notwithstanding the foregoing, in no event shall Lender be permitted to ask Borrower for such written statement more than once per calendar year.

Section 5.16. **Further Assurances.** Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Security Instruments and other documents), which may be required under any Applicable Law, or which Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Loan Documents or the validity or priority of any such Lien, all at the expense of Borrower. Borrower also agrees to provide to Lender, from time to time upon request, evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created or intended to be created by the Loan Documents.

Section 5.17. **Single Purpose Entity**. Borrower covenants and agrees that its organizational documents shall provide that it has not since its date of formation, and shall not:

(a) engage in any business or activity other than the acquisition, development, ownership, disposition, operation, leasing, managing and maintenance of the Property, and entering into the Loan Documents, and activities incidental thereto;

(b) acquire or own any material assets other than (i) the Property, and (ii) such incidental personal property as may be necessary for the ownership or operation of the Property;

(c) merge into or consolidate with any Person or, to the fullest extent permitted by Applicable Law, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d) own any Subsidiary or make any investment in, any Person without the prior written consent of Lender;

(e) commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, unless such assets or funds can easily be segregated and identified in the ordinary course of business and in such a manner that it will not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any other Person, participate in a cash management system with any other Person or fail to use its own separate stationery and telephone number;

(f) incur any Indebtedness or Guarantees, other than (1) the Obligations, and (2) Permitted Indebtedness;

(g) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person (provided, however, that Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, (2) such assets shall be listed on Borrower's own separate balance sheet and (3) Borrower's financial statements may be easily provided separately if requested by Lender) or (iii) include the assets or liabilities of any other Person on its financial statements;

(h) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower (other than a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (h) following this parenthetical), except upon terms and conditions that are commercially reasonable, fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower;

(i) fail to correct any known misunderstandings regarding the separate identity of Borrower, or any member, general partner, principal or Affiliate thereof or any other Person;

(j) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

(k) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, and shall not

acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower, or any member, general partner, or Affiliate thereof;

(l) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law or to the extent it is a "disregarded entity" for tax purposes;

(m) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person and not as a division or part of any other entity or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower, in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof);

(n) provided that the Property generates sufficient operating income to cause the same, fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(o) share any common logo with or hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower, (ii) any Affiliate of a general partner, principal or member of Borrower, or (iii) any other Person;

(p) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(q) pledge its assets for the benefit of any other Person, and with respect to Borrower, other than with respect to the Loan;

(r) provided the Property generates sufficient operating income to cause the same, fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(s) fail to hold its assets in its own name;

(t) fail to consider the interests of its creditors in connection with all corporate, limited liability company, limited partnership or trust, as applicable, actions to the extent permitted by Applicable Law; and

(u) except with respect to the Guaranty, have any of its obligations guaranteed by an Affiliate.

Section 5.18. Depository Collateral Accounts.

(a) Borrower shall be required to maintain all accounts of Borrower associated with the Property with Lender. On or prior to the date hereof, Borrower has opened an operating account with Lender through which all rents, receipts and payments with respect to the Property shall be processed, designated as account number 1000259020781 ("**Operating Account**"). The Operating Account shall be subject to set-off upon the occurrence and during the continuance of an Event of Default. Borrower shall have complete and unrestricted access to the funds in the Operating Account and the proceeds thereof prior to the occurrence of, and following the cessation of, an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, establish a deposit account in the name and tax ID number of Borrower with Lender, into which

funds from the Operating Account may be transferred (the "**Master Disbursement Sweep Account**"); provided that Lender shall have the right to entitle such account with such other designation as Lender may select in its sole discretion. Lender shall have sole control over, and the sole right to withdraw funds from, the Master Disbursement Sweep Account.

(c) Borrower hereby pledges and assigns to Lender, and grants to Lender, a first priority security interest in, all funds at any time on deposit in the Operating Account, the Master Disbursement Sweep Account, and all other accounts of Borrower maintained with Lender (collectively, the "**Accounts**") as additional Collateral for the Loan. Borrower will take, or authorizes Lender to take, all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Accounts, including, without limitation, filing UCC-1 financing statements and continuations thereof. All monies now or hereafter deposited into the Accounts shall be deemed additional security for the Loan. Borrower shall not, further pledge, assign or grant any security interest in the Accounts, or permit any Lien to attach thereto, except a Permitted Encumbrance. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Uniform Commercial Code. Borrower and Lender further agree that it is the intent of the parties that this Agreement is an authenticated record evidencing Lender's "control" of the Accounts (within the meaning of Section 9-104 of the Uniform Commercial Code as in effect in the State of Georgia). Without limitation of the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to apply funds in the Accounts to one or more of the following items, in Lender's sole discretion, (i) to reduce the outstanding principal balance of the Loan, (ii) to pay debt service, fees and costs due under the Loan Documents, (iii) to the payment of real estate taxes and/or insurance premiums for the Property, (iv) to fund a segregated escrow account to pay costs to lease the Property and (v) to increase the balance of the Operating Account; provided, however, that Borrower shall remain liable at all times for all of the foregoing payment obligations, regardless of whether there are sufficient funds therefor in the Accounts.

Section 5.19. Immediate Repairs. The Borrower will cause the Required CapEx Items (as defined in the Guaranty) to be fully and finally completed in a workmanlike manner reasonably acceptable to the Lender on or prior to the respective Applicable Completion Dates (as defined in the Guaranty) related thereto. In addition, the Borrower shall, as of the date of this Agreement and as referenced in the Guaranty, deposit into escrow with Lender (from funds advanced under the Loan) an amount equal to not less than $117,968.00 (the "**CapEx Escrow Funds**"). The CapEx Escrow Funds shall be held by Lender as security for the completion of the paving and galvanized water pipe work outlined in the Property Condition Report. To the extent the Borrower completes (or causes to be completed) such work on or prior to the Applicable Completion Dates related thereto, such CapEx Escrow Funds shall be released to Borrower by Lender promptly following Borrower's written request for same. To the extent such work is not completed by the Applicable Completion Dates, Lender shall have the right, at its option, to utilize such CapEx Escrow Funds for the completion of such work or to hold the CapEx Escrow Funds as security for the Obligations or, to the extent an Event of Default occurs and is continuing, apply such CapEx Escrow Funds to the Obligations.

Section 5.20. Permanent Financing. To the extent that Borrower, at any time during the term hereof, seeks to obtain terms for the refinancing of the Obligations, Borrower agrees that it will notify the Lender of same and give the Lender not less than ten (10) Business Days to provide notice to Borrower of its intention to submit a proposal for permanent financing of the Obligations and participate in bidding for any such refinancing; provided, that Borrower's election as to the Person that provides such refinancing shall remain subject to the sole discretion of Borrower.

ARTICLE VI
FINANCIAL COVENANTS AND REPORTING

Section 6.1. Financial Statements and Other Information. Borrower will deliver to Lender:

(a) as soon as available and in any event within forty-five (45) days after the end of each calendar quarter of Borrower, (i) a current rent roll certified by Borrower and (ii) an operating statement for the Property on a year-to-date basis, all certified by Borrower;

(b) within thirty (30) days after the date of filing, the federal income tax returns for the Loan Parties for the year in question as well as any requests for extensions filed in connection therewith;

(c) as soon as available and in any event within one hundred twenty (120) days after the end of each calendar year of Borrower, unaudited and consolidating financial statements for Borrower for the calendar year then ended, including, but not limited to a balance sheet, income statement, statement of cash flows, and notes to financial statements;

(d) as otherwise required by this Agreement or the other Loan Documents, a Compliance Certificate for the Loan Parties, as applicable;

(e) such other reports, data, information and certificates as Lender may reasonably request with respect to Borrower and the Property;

(f) within forty-five (45) days after the end of each calendar quarter (i) a status report detailing leasing activity with respect to prospective tenant interest, lease renewals, and new lease executions and (ii) completed copies of all Leases executed for such calendar quarter; and

(g) information and documentation reasonably requested by Lender for purposes of compliance with applicable "know your customer" requirements under the PATRIOT Act or other applicable anti-money laundering laws.

Section 6.2. Debt Service Coverage Ratio. To the extent the Debt Service Coverage Ratio for the Determination Date, as calculated in the Compliance Certificate for the Determination Date delivered pursuant to Section 6.1(d), is less than the Minimum DSCR, as determined by Lender in its sole, good faith discretion, Borrower shall be required to prepay the Loan (which partial prepayment can be made without premium, penalty or spread maintenance, except as provided in Section 2.3(c) above), on or prior to the date that is ten (10) Business Days following the date on which it reports any failure to satisfy the Minimum DSCR, in an amount that would result in a Debt Service Coverage Ratio 1.15 to 1.00.

ARTICLE VII

NEGATIVE COVENANTS

Borrower covenants and agrees that so long as any Obligation remains unpaid or outstanding:

Section 7.1. Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, which may be withheld in its sole discretion, the Loan shall become due and payable upon the occurrence of any Transfer (as defined below), except for Permitted Encumbrances and Permitted Transfers. Without limiting the foregoing, other than with respect to a Permitted Transfer, without the prior written consent of Lender:

(a) neither Borrower nor any other Person having a legal or beneficial ownership or economic interest in Borrower shall: (i) Transfer, directly or indirectly, any interest in the Property or any part thereof, any Collateral or any other asset of Borrower, or mortgage, pledge or assign any other asset of Borrower, except for Permitted Encumbrances; (ii) further encumber, alienate, grant a lien or grant any other interest in the Property or any part thereof, whether voluntarily or involuntarily, except for Permitted Encumbrances; (iii) enter into any easement or other agreement granting rights in, or restricting the use or development of, the Property, except for Permitted Encumbrances; or (iv) permit any partition of the Property;

(b) except for a Permitted Transfer, neither Borrower nor any other Person having a beneficial ownership or economic interest in Borrower shall Transfer, directly or indirectly, any ownership or economic interest in Borrower, or encumber, alienate, grant a lien or grant any other interest in any ownership or economic interest in Borrower, whether voluntarily or involuntarily; and

(c) no new general partner, limited partner, manager or member having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner, controlling limited partner, manager, managing member or controlling member withdraw from Borrower), and no change in Borrower's organizational documents relating to control over Borrower and/or the Property shall be effected that would have the effect of changing the control, direct or indirect, of Borrower.

As used in this Section and in the definition of Permitted Transfer, the term "**Transfer**" shall include the sale, transfer, conveyance, mortgage, pledge or assignment of (i) the Property or any part thereof, or any direct legal or beneficial interest therein; or (ii) any ownership interest in Borrower, or any direct or indirect owner of Borrower, direct or indirect, legal or equitable. In connection with any Transfer that is permitted hereunder, Borrower and any transferee shall cooperate and comply (at Borrower's or such transferee's expense) with all necessary "know your customer" or other similar checks under all Applicable Laws applicable to Lender. The term "**Transfer**" shall not include leasing of space within the Property, so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity.

Section 7.2. Limitation on Indebtedness. Borrower (and each general partner in Borrower, if any) shall not, without the prior consent of Lender, incur any Indebtedness other than (a) the Loan, (b) customary trade debt, account payables, financing for equipment, supplies and personal property or leasing commissions in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid at least five (5) days prior to delinquency, and (iii) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances, and (c) Hedging Obligations related to the Loan to the extent required or permitted hereunder ("**Permitted Indebtedness**").

Section 7.3. Liens. Borrower will not create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a) Liens securing the Obligations;

(b) Permitted Encumbrances;

(c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.2, (ii) any such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) any such Lien does not

extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets; and

(d) extensions, renewals, or replacements of any Lien referred to in subsections (b) through (c) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

Section 7.4. Control; Management. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) upon execution of an approved Property Management Agreement, surrender, terminate or cancel the Property Management Agreement, or otherwise replace Property Manager, or enter into any other management agreement or leasing agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Property Management Agreement; (iii) increase or consent to the increase of the amount of any charges under, or Borrower's obligations under, the Property Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect. The Property Manager (and any successor that may be approved by Lender) shall hold and maintain all necessary licenses, certifications and permits required by Applicable Law. Borrower shall fully perform all of its covenants, agreements and obligations under the Property Management Agreement and shall cause the Property Manager to enter into a Subordination of Management Agreement upon execution of the Property Management Agreement. Without Lender's prior approval, no management fee payable to a Property Manager which is an Affiliate of Borrower may exceed six percent (6.0%) of actual operating revenues.

Section 7.5. Transactions with Affiliates. Without the prior written consent of Lender, Borrower shall not engage in any transaction affecting the Property with an Affiliate of Borrower, except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party.

Section 7.6. Government Regulation. Borrower will not (a) be or become subject at any time to any foreign asset control, anti-terrorism, money laundering or other similar law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by Lender at any time to enable Lender to verify the identity of the Loan Parties or to comply with any Applicable Law, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318. The Loan Parties will not, directly or indirectly, use the proceeds of the Loan or other extensions of credit hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan or other extensions of credit hereunder, whether as underwriter, advisor, investor, or otherwise). No part of the proceeds of the Loan or other extensions of credit hereunder will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable Anti-Corruption Laws.

Section 7.7. Hedging Transactions. Borrower will not enter into any Hedging Transactions, other than (a) Hedging Transactions required or allowed by Section 2.12 and (b) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which Borrower is

exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which Borrower is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.8. Limitations on Distributions.

(a) Following the occurrence and during the continuance of any Event of Default or any monetary or other material Default, Borrower shall not distribute any money or other property to any partner or other direct or indirect owner of Borrower, whether in the form of return of capital contributions or earnings, income or other proceeds from the Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any partner or other direct or indirect owner of Borrower, nor shall Borrower loan or advance any funds to any such partner or other direct or indirect owner of Borrower (any of the foregoing, a "**Distribution**").

(b) Borrower shall not at any time make a Distribution that would cause the Loan to constitute a high volatility commercial real estate (HVCRE) exposure pursuant to Part 217 of Chapter II of title 12 of the Code of Federal Regulations.

Section 7.9. Impairment of Security. Borrower shall take no action which shall impair in any manner the value of the Property or the validity, priority or security of the Security Instrument.

Section 7.10. Conditional Sales. Borrower shall not incorporate in the Property any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1. Events of Default. The term "**Event of Default**", as used in this Agreement shall mean the occurrence or happening, from time to time, of any one or more of the following:

(a) *Payment at Maturity*. Borrower shall fail to pay all outstanding Obligations on the Maturity Date.

(b) *Other Payment Defaults*. Borrower shall fail to pay any principal of the Loan, any interest on the Loan or any fee or any other amount payable under this Agreement or any other Loan Document (except amounts described under subsection (a) of this Section), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise, and such failure shall continue unremedied for a period of five (5) days.

(c) *Representations and Warranties*. Any representation or warranty made or deemed made by or on behalf of a Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted.

(d) *Certain Covenants*. Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, Section 5.12, Section 5.17, Section 6.1 and Article VII; or a Guarantor shall fail to observe or perform any covenant or agreement contained in Section 5 of the Guaranty. Provided, with respect to Section 6.1 of this Agreement and Section 5 of the Guaranty, Borrower and Guarantor shall receive notice and ten (10) days to cure any late delivery of financial statements or other required financial information, but such notice and cure rights may not be exercised more frequently than once per calendar year.

(e) *Compliance with Covenants*. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any of the other Loan Documents (other than those referred to in other clauses of this Section 8.1), and the continuance of such failure for thirty (30) days (or such shorter period provided in any other Loan Document) after the earlier to occur of (i) Borrower's knowledge of such failure or (ii) notice by Lender to Borrower; provided, however, that, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional period of time as is reasonably necessary to cure such failure if: (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days; (3) Borrower is diligently undertaking to cure such default; and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of Collateral as a result of such continuing failure; provided, however that such additional cure period shall not exceed sixty (60) days.

(f) *Insurance*. Borrower shall fail to maintain insurance as required under Section 5.5 of this Agreement.

(g) *Damage to Collateral*. There occurs any uninsured or inadequately insured (i) damage in excess of $100,000 to or (ii) loss, theft or destruction in excess of $100,000 of any of the Collateral.

(h) *Voluntary Proceeding*. A Loan Party shall (i) commence a voluntary case or other Proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any Proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such Proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing.

(i) *Involuntary Proceeding*. An involuntary Proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for a Loan Party or for a substantial part of its assets, and in any such case, such Proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(j) *Inability to Pay Debts*. A Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due.

(k) *ERISA Event.* An ERISA Event shall have occurred that, in the opinion of Lender, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(l) *Monetary Judgments.* Any judgment or order for the payment of money in excess of $100,000.00 in the aggregate shall be rendered against a Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(m) *Non-Monetary Judgments.* Any non-monetary judgment or order shall be rendered against a Loan Party that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(n) *Levy.* Any execution or attachment shall be levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

(o) *Other Indebtedness.* A Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or a default shall occur under any other mortgage, deed to secure debt, deed of trust or security agreement conveying or encumbering the Property, including any Permitted Encumbrances.

(p) *Change of Control.* Any Change of Control shall occur unless expressly and in writing consented to by Lender.

(q) *Transfers.* The Transfer of all or any part or the Property, or any interest therein, or of any direct or indirect interest in Borrower, in any such case in violation of Section 7.1 of this Agreement.

(r) *Validity of Loan Documents.* Any of the Loan Documents ceases to be a legal, valid and binding agreement enforceable against any Loan Party in accordance with the terms of such Loan Document or is in any way terminated (except in accordance with its terms) or becomes or is declared ineffective or inoperative or is in any way challenged or contested by a Loan Party, or any Affiliate of a Loan Party, or ceases to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

(s) *Death or Incompetency of Guarantor.* The death or declaration of incompetency of any Guarantor that is a natural person unless within sixty (60) days after the death or declaration of incompetency of such Guarantor, a substitute guarantor acceptable to Lender shall have executed a

supplemental Guaranty, Environmental Indemnification Agreement and other documentation in form and substance acceptable to Lender.

(t) *Material Adverse Effect.* There occurs any event or circumstance that has a Material Adverse Effect.

Section 8.2. Remedies. Upon the occurrence and during the continuance of an Event of Default (other than an event with respect to Borrower described in clause (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such Event of Default, Lender at its election may (but shall not be obligated to) without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Applicable Law, equity or otherwise, including (a) declaring the Obligations immediately due and payable; (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Security Instrument; (d) terminating Lender's Commitment; (e) in its own name or in the name of Borrower, entering into possession of the Property, leasing and operating the Property, performing all work and constructing improvements; and (f) setting-off and applying, to the extent thereof and to the maximum extent permitted by Applicable Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against the Obligations; provided that, if an Event of Default specified in either clause (h) or (i) of Section 8.1 shall occur, the principal of the Loan then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

Borrower hereby appoints Lender as Borrower's attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Lender so elects, to do any of the following in Borrower's name upon the occurrence and during the continuance of an Event of Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the Property; (iii) pay, settle, or compromise all bills and claims regarding the Property; (iv) perform the obligations and exercise the rights of Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property is bound, enter into Leases, guaranties and other agreements regarding the Property and pay all leasing, operating and capital expenses of the Property; and (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the improvements located on the Property. Lender shall not have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail (but only if a facsimile number is provided below for such party), as follows:

To Borrower: Springlake MHP LLC
136 Main Street
Pineville, NC 28134

Attn: Raymond Gee
E-mail: ray@gvestcapital.com

with a copy to:

Bass, Dunklin, McCullough & Smith, PLLC
6302 Fairview Road, Suite 580
Charlotte, NC 28210
Attn: Thomas D. Rivers
Email: Thomas.rivers@bassdunklin.com

To Lender:

SunTrust Bank
CRE Atlanta Middle Office
Attn: Middle Office Hub Team Lead
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, GA 30309

With a copy to (for information purposes only):

Troutman Sanders LLP
301 South College Street
Suite 3400
Charlotte, North Carolina 28202
Attn: Keith Mrochek
E-mail: Keith.Mrochek@troutmansanders.com

Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective, when transmitted by overnight delivery, one (1) Business Day after the date on which the notice is deposited with a recognized overnight courier service; if faxed, when transmitted in legible form by facsimile machine; if e-mailed, when transmitted in electronic mail form with read receipt confirmed; or if mailed, upon the third (3rd) Business Day after the date deposited into the mails or if hand-delivered, upon delivery; provided, that notices delivered to Borrower and Lender shall not be effective until the earlier of the addressee's (or addressee's agents or employees) (i) actual receipt at its address specified in this Section 9.1 or (ii) refusal to accept receipt at its address specified in this Section 9.1.

(b) Any agreement of Lender herein to receive certain notices by telephone, electronic mail or facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic, electronic mail or facsimile notice. The obligation of Borrower to repay the Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic, e-mail or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic, electronic mail or facsimile notice.

Section 9.2. Waiver; Amendments.

(a) No failure or delay by Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by Applicable Law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any advance under the Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in an event be effective unless the same shall be in writing and signed by Borrower and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.3. Expenses; Indemnification.

(a) Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of Lender and its Affiliates (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.3, or in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b) Borrower shall indemnify Lender and each Related Party of Lender (each such Person being called an "**Indemnitee**") against, and hold each Indemnitee harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) the Loan or any actual or proposed use of the proceeds therefrom, (iii) any non-compliance with any Environmental Laws, (iv) any actual or alleged presence or Release of Hazardous Materials on or from the Property or any liability related in any way to Borrower or the Property, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet

website, except as a result of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c) Borrower shall pay, and hold Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any Collateral described therein, or any payments due thereunder, and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. .

(d) To the extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Loan or the use of proceeds thereof.

(e) All amounts due under this Section 9.3 shall be payable promptly after written demand therefor.

Section 9.4. **Successors and Assigns**. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any other attempted assignment or transfer by Borrower shall be null and void). Lender may at any time, without consent of, or notice to Borrower, pledge or assign to any Person, or grant participations in, all or any portion of its rights under this Agreement and, to the extent of any assignment shall be released from its obligations hereunder. Lender may forward to each purchaser, transferee, assignee or participant all documents and information which Lender now has or may hereafter acquire relating to Borrower, any loan to Borrower, any Guarantor or the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable.

Section 9.5. **Governing Law; Jurisdiction; Consent to Service of Process.**

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

(b) Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia, and of the Business Case Division of the Fulton County Superior Court located in Atlanta, Georgia, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or the Fulton County Superior Court or, to the extent permitted by Applicable Law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

(c) Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.6. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.7. Right of Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of Borrower against any and all Obligations held by Lender, irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and any application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission or by electronic mail in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to Lender and its Affiliates constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 9.9. Survival. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates, reports, notices and other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time

any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.9, 2.11 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the termination of this Agreement or any provision hereof.

Section 9.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11. Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Borrower or its business, to the extent designated in writing as confidential and provided to it by Borrower, other than any such information that is available to Lender on a non-confidential basis prior to disclosure by Borrower, except that such information may be disclosed (i) to any Related Party of Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to Lender or any Related Party of Lender on a non-confidential basis from a source other than Borrower, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 9.12. Use of Name and Information. Borrower agrees that Lender shall be permitted to use information related to the Loan, including the syndication and arrangement thereof, in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of "tombstone" advertisements in publications of its choice at its own expense.

Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which may be treated as interest on the Loan under Applicable Law (collectively, the "**Loan Charges**"), shall exceed the maximum lawful rate of interest (the "**Maximum Rate**") which may be contracted for, charged, taken, received or reserved by Lender holding a portion of the Loan in accordance with Applicable Law, the rate of interest payable in respect of the Loan hereunder, together with all Loan Charges payable in respect thereof, shall be limited to the Maximum Rate.

Section 9.14. Waiver of Effect of Corporate Seal. Borrower represents and warrants that it is not required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of Applicable Law or regulation, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 9.15. Patriot Act. Lender hereby notifies the Loan Parties that (a) pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "**Patriot Act**"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate. Each Loan Party shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with the Patriot Act and the Beneficial Ownership Regulation.

Section 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates' understanding that (i) (A) the services regarding this Agreement provided by Lender are arm's-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Lender, on the other hand, (B) each of Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) Lender has no obligation to Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and Lender has no obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by Applicable Law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17. Time is of the Essence. Time is of the essence of each and every provision of this Agreement.

Section 9.18. Third Parties; Benefit. All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

SPRINGLAKE MHP LLC, a Georgia limited liability company

By: Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member & Manager

By: ____________________
Name: Raymond M. Gee
Title: ~~President &~~ Chief Executive Officer

SUNTRUST BANK, a Georgia banking corporation

By: ____________________
Name: Daniel Rosen
Title: Senior Vice President

[SEAL]

EXHIBIT A

[FORM OF]

BORROWER COMPLIANCE CERTIFICATE

[*Date*]

SunTrust Bank
CRE Atlanta Middle Office
Attn: Middle Office Hub Team Lead
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, GA 30309

For the Yearly Period Ending: _____________

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement dated as of November 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the "**Loan Agreement**"), by and between Springlake MHP LLC, a Georgia limited liability company (the "**Borrower**") and SunTrust Bank, as lender ("**Lender**"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned hereby certifies as of the date hereof that he/she is the _______________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (this "**Certificate**") to Lender on the behalf of the Borrower, and that:

1. Borrower has delivered the financial information required by Section 6.1 of the Loan Agreement for the fiscal year of the Borrower ended as of the above date. Such financial information is true and correct in all material respects and fairly presents the financial condition and results of operations of the Borrower (in accordance with GAAP) as at such date and for such period.

2. The calculations set forth in Annex 1 are computations of the Debt Service Coverage Ratio for purposes of Section 2.2(b) of the Loan Agreement and are true and accurate in all respects on and as of the date of this Certificate.

3. Based upon a review of the activities of Borrower and the calculations attached hereto during the period covered thereby, as of the date hereof, there exists [no Event of Default.][an Event of Default as specified below]:

____

and Borrower [has taken][proposes to take] the following actions with respect thereto: ____.]

4. Further based upon a review of the activities of Borrower and other pertinent information, [there currently exists no matter described in Section 5.1 (Notices of Material Events) of the Loan Agreement][Borrower hereby provides notice to Lender of the following events, as required pursuant to Section 5.1 of the Loan Agreement]:

*[if applicable, describe matter(s) disclosed; otherwise, state N/A]*________________________________

SPRINGLAKE MHP LLC, a Georgia limited liability company

By: Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member& Manager

By: _____________________________________
Name: Raymond M. Gee
Title: President & Chief Executive Officer

Calculations of Financial Covenant(s)

[Attached]

[FORM OF]

GUARANTOR COMPLIANCE CERTIFICATE

[*Date*]

SunTrust Bank
CRE Atlanta Middle Office
Attn: Middle Office Hub Team Lead
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, GA 30309

For the Yearly Period Ending: ______________

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement dated as of November 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Springlake MHP LLC, a Georgia limited liability company (the "Borrower") and SunTrust Bank ("Lender"), and the Guaranty Agreement dated as of November 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") by Raymond M. Gee (the "Guarantor") for the benefit of Lender. Capitalized terms used herein without definition shall have the meanings set forth in the Guaranty.

The undersigned hereby certifies as of the date hereof that he/she is the Guarantor, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate (this "**Certificate**") to Lender on the behalf of the Guarantor, and that:

1. Guarantor has delivered the evidence of such Guarantor's financial status required by Section 6.1 of the Loan Agreement and Section 5 of the Guaranty Agreement for the fiscal year of the Guarantor ended as of the above date. Such financial information is true and correct in all material respects and fairly presents the financial condition and results of operations of the Guarantor (in accordance with GAAP) as at such date and for such period.

2. For purposes of Section _______ of the Loan Agreement and Section ___ of the Guaranty, the calculations set forth in Annex 1 are computations of the (i) Unencumbered Liquid Assets of Guarantor and (ii) Net Worth, each calculated from the Financial Statements attached hereto in accordance with the terms of the Loan Agreement and the Guaranty, and each calculation is true and accurate in all respects on and as of the date of this Certificate.

3. Based upon a review of the activities of Guarantor and the Financial Statements attached hereto during the period covered thereby, as of the date hereof, there exists [no Default or Event of Default as a result of a failure to comply with Section ___ of the Guaranty.][a Default or Event of Default as a result of a failure to comply with Section ___ of the Guaranty, as more specifically specified below:

____

and Guarantor [has taken][proposes to take] the following actions with respect thereto:

____.]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS]

GUARANTOR:

____
RAYMOND M. GEE

ANNEX 1

<u>Calculations of Financial Covenant</u>

[Attached]

EXHIBIT B

INTENTIONALLY OMITTED

EXHIBIT 3.1

Certificate of Flood Insurance Compliance

SunTrust Bank
CRE Atlanta Middle Office
Attn: Middle Office Hub Team Lead
Mail Code: GA-Atlanta-0081
1155 Peachtree Street, N.E., Suite 300
Atlanta, GA 30309

Re: $4,000,000.00 loan ("**Loan**") evidenced by Loan Agreement dated as of November 14, 2019 (as amended, modified, supplemented, restated, or renewed, from time to time, the "**Agreement**"), by and between **SPRINGLAKE MHP LLC**, a Georgia limited liability company (the "**Borrower**") and **SUNTRUST BANK**, a Georgia banking corporation, (the "**Lender**")

Reference is made to the Agreement and the other documents evidencing and securing the Loan ("**Loan Documents**"). Capitalized terms used in this certificate (including schedules and other attachments hereto, this "**Certificate**") without definition have the meanings specified in the Loan Documents.

Pursuant to applicable provisions of the Agreement, the undersigned, being an authorized representative of Borrower authorized and empowered to issue this Certificate for and on behalf of Borrower hereby certifies to Lender as follows as of the date hereof:

1. Review of Flood Insurance Terms and Conditions. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of Borrower and Guarantor(s) set forth in the Agreement and the Guaranty and the covenants of Borrower set forth in the Agreement, regarding flood insurance for real and personal property ("**Flood Insurance Terms and Conditions**"), and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and Guarantor(s) through the reporting periods.

2. Compliance with Terms of Agreement. Each of Borrower and each Guarantor is in compliance with all of the Flood Insurance Terms and Conditions.

3. Certifications regarding Personal Property. The real property pledged as collateral for the Loan ("Real Property") is legally described in the Loan Documents. The undersigned certifies as follows with respect to the personal property pledged as collateral for the Loan (as described in the Loan Documents), including without limitation all personal property, collateral and contents securing the Loan within the meaning of 12 CFR 208.25 (c) (collectively "Personal Property") [mark appropriate statement and attach backup materials]:

   (i) ____ Borrower does not own any Personal Property in connection with the Loan and the Real Property [acceptable to mark if there is none, or if any present is owned by third parties or leased by Borrower]

(ii) ____ The aggregate value of Personal Property that Borrower currently owns, or will in the succeeding twelve (12) months from the date hereof own, in connection with the Loan and the Real Property, is equal to or more than $500,000.00 with respect to each building located on the Real Property, and Borrower maintains flood insurance on the Personal Property in connection with the Loan and the Real Property in an amount not less than $500,000.00 per building, as evidenced by the attached information on insurance.

(iii) ____ The aggregate value of Personal Property that Borrower currently owns, or will in the succeeding twelve (12) months from the date hereof own, in connection with the Loan and the Real Property ***[with respect to the _____ building – Note: specify designated building if more than one building is located on the Real Property]***, is $ ________ ***[insert actual value amount]***, and Borrower maintains flood insurance on said Personal Property, as evidenced by the attached information on values and insurance, in a per building amount that is not less than the lowest of:

(a) $500,000.00;
(b) An amount that, when combined with the amount of flood insurance Borrower maintains on the Real Property, is equal to the outstanding principal balance of the Loan; or
(c) The full insurable value of the Personal Property

4. Schedules and Exhibits. Any schedules and exhibits attached hereto are incorporated herein by this reference.

Borrower covenants and agrees promptly to notify Lender and to deliver to Lender a replacement certificate if any of the information in any certification marked in Section 3 changes such that the certification becomes untrue.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of __________.

Date:

SPRINGLAKE MHP LLC, a Georgia limited liability company

By: Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member & Manager

By: ___________________________________
Name: Raymond M. Gee
Title: President & Chief Executive Officer

[attach applicable schedules and exhibits]

EXHIBIT 5.5

INSURANCE REQUIREMENTS; CASUALTY AND CONDEMNATION

1. Insurance. Borrower shall maintain insurance as follows:

(a) *Required Coverages.*

(i) Comprehensive "special causes of loss" or "all risk" property insurance (or its equivalent) covering the Property, including improvements and personal property, against losses caused by but not limited to fire, flood, windstorm (including named windstorm if located in the state of Florida or any Tier One designated county), hail, explosion, collapse, earthquake (if in a high risk seismic area as determined by Lender), sinkhole (if located in the state of Florida), malicious mischief, vandalism, sprinkler leakage, terrorism and such other insurable hazards as, under good insurance practices, from time to time, are insured against for other real properties similar to the Property in nature, use, location, height and type of construction. Such insurance policy shall:

(1) Insure the Property, including improvements and personal property, in an amount equal to not less than one hundred percent (100%) of the "Insurable Value" which for purposes of this Agreement shall mean, the full Replacement Cost (including FF&E and TI costs) without deduction for depreciation but excluding the cost of the land, excavation, grading, site work, underground utilities, footings, foundations and some indirect/soft costs such as taxes, financing costs, owner's overhead and profit (but including direct costs of rebuild such as engineering / design fee, permits, contractor overhead and profit, etc.).

(2) Be written on a replacement cost basis and contain either an agreed amount endorsement with respect to the Property (including improvements and personal property) or a waiver of all co-insurance provisions;

(3) Contain "Ordinance or Law Coverage" including loss to the undamaged portion of the building, the expense of demolition (including the demolition of undamaged portions of the Property) and increased cost of construction due to the enforcement of Applicable Laws regulating reconstruction at the time of rebuilding following a loss;

(4) With the exception of flood, earthquake, and named windstorm as defined below, provide for a deductible not greater than $100,000.00;

(5) If any portion of the Property is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency: (a) include flood hazard insurance in an amount equal to (I) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended ("**<u>NFIP</u>**") and (II) such excess limits as the Lender may require, with a deductible not greater than the maximum amount available from the NFIP; and (b) include flood hazard insurance with respect to all personal property and contents securing the Loan within the meaning of 12 CFR 208.25, to the extent required by the Flood Insurance Laws;

(6) If earthquake coverage is required, provide for an earthquake deductible not greater than 5% of the Insured Value per building;